EXHIBIT 10.1

OPERATING AGREEMENT FOR THE ACQUISITION OF TRANSPORT ASSETS

THIS AGREEMENT is made the 28th day of August 2017.

BETWEEN:	Datspares - Toyaparts Pty Ltd of 118 Main Road, Clayton South, Victoria 3169
(“Vendor”)

And	Roadbees Transport Pty Ltd of 13, 9-15 Sinclair Street, Arundel, Queensland 4214
(“Operator”)

And	Novagen Finance and Leasing Pty Ltd of 13, 9-15 Sinclair Street, Arundel, Queensland 4214
(“Asset Purchaser”)

And	Novagen Ingenium Inc. of 3773 Howard Hughes Parkway, South Las Vegas, Nevada, USA 89169-6014
(“Parent”)

RECITALS:

A.	Datspares – Toyaparts Pty Ltd (“Vendor”) is a proprietary company which operates a slate of business operations. One of those operations is the interstate transport and warehousing of various products related and unrelated to the vendor’s other business operations.

B.	Roadbees Transport Pty Ltd (“Operator”) is a proprietary company which is a wholly owned subsidiary of the Parent which operates a transport and warehousing business in the State of Queensland.

C.	Novagen Finance and Leasing Pty Ltd (Asset Purchaser) is a proprietary company which is a wholly owned subsidiary of the Parent which owns and manages transport and warehousing assets.

D.	Novagen Ingenium Inc. (Parent) is a public reporting and public traded USA company which has business interest in engine development, precision engineering services and transport operations in the USA and Australia.

E.	The Vendor and the Parent have agreed to merge transport operations into the Operator upon the terms and conditions set out in this Agreement.

F.	The Vendor has agreed to sell certain transport assets and the Asset Purchaser has agreed to purchase those assets upon the terms and conditions set out in this Agreement.

G.	The Vendor, Operator, Asset Purchaser and Parent acknowledge that this agreement is not a definitive document and agree to engage counsel to produce formal documents as soon as possible.

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OPERATIVE PROVISIONS:

1.	DEFINITIONS AND INTERPRETATIONS

	1.1	Definitions

In this Agreement unless otherwise provided or unless there is something in the subject matter or context inconsistent therewith the expressions following have the definitions or meanings hereinafter respectively provided:

(a)	“this Agreement” means this Agreement and any other agreement expressed to be supplemental to this Agreement and all amendments to any such document;

(b)	“Business Day” means any day which is not a Saturday, Sunday or public holiday in Victoria;

(c)	“Business” means the transport and logistics business operated by the Vendor;

(d)	“Completion” means completion of the sale and purchase of the transport assets and operations;

(e)	“Consideration” means AUD$2,246,000.00 (two million, two hundred and forty-six thousand) to be paid to the Vendor on or before 31st October 2017.

(f)	“Date for Completion” means the Business Day which is 31st October 2017 or such earlier date which is agreed by the parties hereto;

(g)	“Transport and warehousing assets” means the assets listed an Annexure A.

(h)	“Identified profits and costs” means the rationalization of costs and profits to the appropriate party during pre-and post transition period.

(i)	“Legacy Shares” means 500,000 common shares in the Parent, Novagen Ingenium, Inc. to be issued to the Vendor or the Vendor’s nominee at completion.

(j)	“writing” includes printing typing lithography and other modes of reproducing words in a visible form and “written” has a corresponding meaning.

(k)	“Time”; time is of the essence.

1.2	Interpretation

(a)	Every agreement or obligation expressed or implied in this Agreement by which two or more persons agree or are bound shall (except where otherwise expressly stated) bind such persons jointly and each of them severally and every provision expressed or implied in this Agreement which applies to two or more persons shall (except where otherwise expressly stated) apply to such persons jointly and each of them severally.

(b)	Words denoting the singular number only shall include the plural and vice versa. Words importing the masculine or neuter gender include all other genders.

(c)	The headings in this Agreement are included for convenience only and shall not affect the construction of this Agreement.

(d)	Reference to statutes (whether particular reference to sections or generally) includes all statutes amending or consolidating or replacing the statutes referred to.

(e)	The expression “$” or “dollars” means Australian dollars.

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2.	AGREEMENT FOR SALE AND PURCHASE

On execution of this Agreement by all parties it is agreed by them that the Vendor shall sell to the Asset Purchaser the transport and warehousing assets from the Vendor free from all encumbrances for the Consideration and upon the terms and conditions set out in this Agreement.

On execution of this Agreement by all parties it is agreed by them that the Vendor and the Operator shall begin joint operations in transport and warehousing under the trading name of the Operator, Roadbees Transport on 1st September 2017 at a pace comfortable with the merge of both operations and upon the terms and conditions set out in this Agreement.

On execution of this Agreement by all parties it is agreed by them that the joint operations under the Operator shall be subject to identified profit and costs until completion and upon the terms and conditions set out in this Agreement.

3.	MANNER OF PROVISION OF CONSIDERATION

	3.1	On completion, the Consideration shall be provided to the Vendors as they or their solicitors shall in writing direct.

	3.2	On completion, the Legacy Shares shall be issued to the Vendors as they or their solicitors shall in writing direct.

4.	TRANSPORT AND WAREHOUSING OPERATING PROVISION AND FURTHER ASSURANCES

	4.1	The Managing Director of the Operator, at the costs of the operator, shall prior to the Date of Completion and within such reasonable time as may allow, begin working with the Vendor to create a pre-completion transition period;

	4.2	The Operator, Asset Purchaser and the Parent agree to cause an employment agreement, permanent employment, casual employment or consulting agreement for the director of the Vendor post Completion on terms to be agreed.

	4.3	The Vendor and the Operator agree to work together on profit and costs for operations during the pre-transition period and until Completion.

5.	MUTUAL INDEMNITY & RELEASES AND SUBSTITUTIONS OF GUARANTEES

	5.1	The Vendor jointly and severally covenant with the Operator, Asset Purchaser and the Parent to jointly and severally indemnify and hold indemnified the Operator, Asset Purchaser and the Parent from and against all losses damages claims demands actions judgments costs and expenses reasonably and lawfully suffered or incurred by the Operator, Asset Purchaser and the Parent by reason of the breach of any warranty hereby given or by reason of the failure of the Vendor or any one or more of them to observe perform and fulfill their obligations under this Agreement.

	5.2	The Operator, Asset Purchaser and the Parent covenants with the Vendors that the Operator, Asset Purchaser and the Parent shall indemnify and hold indemnified the Vendor from and against all losses damages claims demands actions judgments costs and expenses reasonably and lawfully suffered or incurred by the Vendor by reason of the failure of the Operator, Asset Purchaser and the Parent to observe and fulfill its obligations under this Agreement.

6.	FURTHER ASSURANCES

Each party shall notwithstanding Completion execute and do or cause to be executed and done all such further acts and things as shall be necessary to fulfill their respective obligations under this Agreement.

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7.	RIGHT OF TERMINATION

If it be considered on a reasonable basis that at any time prior to Completion any representation or warranty on the part of the Vendor was or is or shall be materially incorrect the Operator, Asset Purchaser and the Parent may in addition to and without prejudice to any other remedy available to the Operator, Asset Purchaser and the Parent at law or in equity by notice in writing to the Vendor stating that it is given pursuant to this clause terminate this Agreement in which case no party shall be under any further obligation to any other pursuant to this Agreement.

8.	NOTICES

8.1

Any notice demand consent in writing or other communication requiring to be given or made under or pursuant to this Agreement shall be deemed to have been duly given or made when delivered in writing or sent by post facsimile transmission or telex to the party to which such notice demand consent or other communication is required or permitted to be given or made under this Agreement at the following addresses:

The Vendors:	Datspares - Toyaparts Pty Ltd at 118 Main Road, Clayton South, Victoria 3169

The Operator:	Roadbees Transport Pty Ltd at 13, 9-15 Sinclair Street, Arundel, Queensland 4214

The Asset Purchaser:	Novagen Finance and Leasing Pty Ltd at 13, 9-15 Sinclair Street, Arundel, Queensland 4214

The Parent:	Novagen Ingenium Inc. at 3773 Howard Hughes Parkway, South Las Vegas, Nevada, USA 89169-60143

or at such other addresses as may from time to time be notified by the relevant party to the other or others for the purpose of this clause.

8.2

Any notice demand consent in writing or other communication sent by post shall be deemed to have been served on the second Business Day after the date of posting and if sent by telex shall be deemed to have been given or made on receipt by the sender of the receiver’s answer back code after transmission of the substance of the communication and if sent by facsimile transmission shall be deemed to have been given or made upon receipt by the sender of an acknowledgement or transmission report generated by the machine from which the facsimile was sent indicating that the facsimile was sent in its entirety to the recipient’s facsimile number PROVIDED ALWAYS that if a notice or other communication is served by hand or is received by telex or facsimile on a day which is not a Business Day or after 5.00pm on any Business Day, such notice or communication shall be deemed to be duly received by the recipient at 9.00am on the next following Business Day.

8.3

In addition and without prejudice to any mode of delivery or service authorized by this clause any notice demand consent in writing or other communication requiring to be given or made to any corporate party under or pursuant to this Agreement shall be deemed to have been duly served when delivered or transmitted in writing to any director or secretary of the party as the case may be.

9.	LEGAL FEES & OTHER COSTS

	9.1	The Operator, Asset Purchaser and the Parent shall bear all legal costs of and incidental to the preparation and execution of this Agreement and of all documents required to be signed pursuant to the provisions of this Agreement.

	9.2	Any stamp duties wherever assessed payable on this Agreement or on any documents executed pursuant to these provisions or in respect of any transaction evidenced by or undertaken pursuant to this Agreement shall be borne and paid by the Operator, Asset Purchaser and the Parent and any party paying the same may recover as a debt the amount thereof from the party required by this Agreement to pay the same.

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10.	CONFIDENTIALITY

No party to this Agreement shall unless compelled by law so to do make any public statement or disclose information of or concerning any of the matters evidenced by this Agreement without the approval in writing of the other party.

11.	DEFAULT OF PURCHASER

If the Purchaser fails to provide the Consideration at Completion or otherwise fails to comply with any of the terms of this Agreement, then the Vendors in addition to any other right which may be conferred upon them pursuant to this Agreement or at law or at equity may:

(a)	terminate the contract, and sue for damages;

or

(b)	affirm the Contract and sue the Operator, Asset Purchaser or Parent for specific performance of the Contract and damages in addition to or instead of damages for breach.

12.	ENTIRE AGREEMENT

This Agreement constitutes the sole and entire agreement between the parties relating to the sale of the Shares and no representations or terms of any nature not contained in this Agreement shall be of any force unless they are reduced to writing and executed by all parties and are expressed to be in modification of this Agreement.

13.	GOVERNING LAW AND JURISDICTION

	13.1	The Laws applicable in Victoria and Australia govern this Agreement.

	13.2	The parties hereto submit to the non-exclusive jurisdiction of the Courts and Tribunals of Victoria and Australia and any Courts competent to hear appeals from those Courts and/or Tribunals.

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EXECUTED as an Agreement on 28th August 2017

By;

Datspares - Toyaparts Pty Ltd of 118 Main Road, Clayton South, Victoria 3169

/s/ Brian Murphy
Brian Murphy/ Director

Roadbees Transport Pty Ltd of 13, 9-15 Sinclair Street, Arundel, Queensland 4214

/s/ Sonny Nugent
Sonny Nugent/ Managing Director

Novagen Finance and Leasing Pty Ltd of 13, 9-15 Sinclair Street, Arundel, Queensland 4214

/s/ Garry Kinnaird
Garry Kinnaird/ Director

Novagen Ingenium Inc. of 3773 Howard Hughes Parkway, South Las Vegas, Nevada, USA 89169-6014

/s/ Micheal Nugent
Micheal Nugent CEO

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Annexure A

Vehicle Asset List
Trucks
Rego	Year Description Value
1IT1YY	2016 IVECO STRALIS ATI 360
1AF1VV	2013 IVECO POWER STAR
YNW513	2010 IVECO POWER STAR
ZOY182	2005 IVECO STRALIS
1AF1VS	2013 IVECO POWERSTAR
1BF5HM	2013 IVECO POWERSTAR
1EM1NU	2010 IVECO POWERSTAR
1FV2QW	2014 IVECO STRALIS
CA89RV	1999 HINO 10 TN RIGID GREEN
1FV2RA	2014 IVECO EUROCARGO
1GR1HD	2015 IVECO STRALIS
WMZ046	2007 IVECO 14 PAL BLUE T/LINER
ODB683	1997 IZUZU 8 PAL WHITE
YARD	IVECO 4700 - used as yard truck to move trailers around.

Trailers
Rego	Year Description
61290S	2008 TOPSTAR DROP DECK OPEN RAMP TRAILER
83255S	2002 KRUEGER A TRAILER
83256S	2002 KRUEGER B TRAILER
T52256	45FT DROP DECK
24754S	FREIGHTER CURTAINSIDER TRAILER
82773S	2010 TOPSTART open A Trailer blue straight deck
89239S	2009 TOPSTART A TRAILER
89241S	2009 TOPSTART B TRAILER
93544S	1999 22 Pal Blue Vawdry trailer – Sydney Local
60602S	2006 TOPSTART CUSTOM TRAILER
89244S	2013 TOPSTART DOUBLE DROP
96067S	2006 MAXITRANS ST3 A TRAILER
96068S	2006 MAXITRANS ST3 B TRAILER
936885	2006 TOPSTART TRAILER A
7685	2000 A TRAILER DOUBLE DROP
7695	2000 B TRAILER DOUBLE DROP

Forklift	Description
CLARKE	EXTENDABLE TINES QLD WAREHOUSE
CLARKE	VIC WAREHOUSE
CLARKE	VIC WAREHOUSE

UTE
SPT474	HILUX METAL TRAY AND SIDES

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